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                                                                    Exhibit 10.8
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                            GRC INTERNATIONAL, INC.
                           DIRECTORS RETIREMENT PLAN

Article 1.  PURPOSE OF PLAN.
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       (a) General Purpose.  GRC International, Inc. (the "Company"), hereby
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establishes this Directors Retirement Plan (the "Plan") as of the 1st day of
July, 1991 to provide supplementary retirement income for its eligible Directors. The Company believes that the interests of its shareholders will best be served by being able to attract and retain well qualified individuals to serve as Directors and that this Plan is consistent with those objectives.

       (b) Nonqualified Plan.  It is intended that this Plan be maintained as an
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unfunded, unsecured, nonqualified deferred compensation arrangement, not subject to the substantive provisions of the Employee Retirement Income Security Act of 1974 and not eligible for the insurance protection provided by the Pension Benefit Guaranty Corporation, provided, however, that if a Change of Control occurs, all benefits payable hereunder will be paid in accordance with Article
5.

Article 2.  DEFINITIONS.
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       For purposes of this Plan and any explanatory material associated with it, the following terms shall have the following meanings unless stated otherwise:

       (a) "Board" means the board of directors of the Company.

       (b) "Change of Control" means the occurrence of any one of the following events without the approval of a majority of the Continuing Directors:

          (i) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing twenty-five percent (25%) or more of the total voting power of all the then outstanding voting securities; or

           (ii) the Continuing Directors cease for any reason to constitute a majority of the members of the Board; or

          (iii) the shareholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities, or an acquisition of voting securities or assets by the Company, or consummation of any such transaction if shareholder approval is not obtained, other than (A) any such transaction which would result in at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or the voting securities of such surviving entity outstanding immediately after such transaction being Beneficially Owned by at least eighty percent (80%) of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or
(B) any
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such transaction in which all of the voting securities of the Company or voting securities of the surviving entity are Beneficially Owned by Related Parties; or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction.

For purposes of this Article 2(b):

          (i) the terms "Person," "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

          (ii) "Related Party" means (A) a majority-owned subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (D) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of voting securities; or (E) a Person Beneficially Owning more than ten percent (10%) of any outstanding class of voting security of the Company who would be required to report such ownership on a Schedule 13D or an amendment thereto, if, prior to any acquisition of a voting security which resulted in such Person Beneficially Owning more than ten percent (10%) of such class, the Board approved the transaction giving rise to the increase in Beneficial Ownership, provided that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control; and

          (iii) "Continuing Directors" means the individuals who constituted the Board as of July 1, 1991, or who constitute the Board at any time thereafter if their election or nomination for election to the Board was approved by a vote of a majority of the Directors then in office who either were Directors as of July 1, 1991 or whose election or nomination for election was previously so approved.

         (c) "Change of Control Annuity" means the benefit described in
Article 5.

         (d) "Committee" means those Directors appointed by the Board to administer the Plan.

         (e) "Death Benefit" means that benefit described in Article 6.

         (f) "Designated Beneficiary" means the beneficiary designated in accordance with Article 6.

         (g) "Director" means a member of the Board who occupied such position on or after the Effective Date.

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         (h) "Distribution Event" means a Director's termination of service as a
Director for any reason.

         (i) "Effective Date" means July 1, 1991.

         (j) "Plan Year" means the "short year" commencing with the Effective Date of this Plan and ending December 31, 1991 and each subsequent calendar year.

         (k) "Retirement Benefit" means either the "Standard Retirement Benefit" or the "Alternate Retirement Benefit". "Standard Retirement Benefit" means a monthly benefit payable in accordance with the applicable terms of Article 4. "Alternate Retirement Benefit" shall mean the alternate form of Retirement Benefit described in Article 4(d).

         (l) "Service" means service performed on behalf of the Company as a Director.

         (m) "Year of Service" means the twelve (12) month period commencing with the date on which the individual became a Director, and each such 12 month period thereafter; provided, however, that a Director will not be given credit for a Year of Service for any such 12 month period in which the Director's fees, wages, salary or bonuses paid to him by the Company exceed $150,000 in the aggregate.

Article 3.  ELIGIBILITY.
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         (a) Each Director who has completed five (5) or more Years of Service shall be eligible to participate in the Plan. If a Change of Control occurs, however, a Director shall be entitled to a Change of Control Annuity without regard to whether he has completed five (5) Years of Service.

         (b) Notwithstanding any provision of this Plan to the contrary, if any Director, while still serving on the Board, engages in any conduct specifically intended by such Director to cause significant harm or damage to the Company (excluding any conduct required to comply with a legal obligation), then such Director shall forfeit any Retirement Benefit (and the corresponding Death Benefit) otherwise payable hereunder; provided, however, that in the event of a Change of Control while such Director is still serving on the Board, such conduct shall not result in the forfeiture of such Director's Change of Control Annuity (nor of the corresponding Death Benefit).

Article 4.  RETIREMENT BENEFIT.
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         (a) Grant.  Upon a Director's Distribution Event, such Director shall
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become entitled to an irrevocable Standard Retirement Benefit as hereinafter provided, unless the Director requests and the Board approves an Alternate Retirement Benefit pursuant to Article 4(d).

         (b) Amount and Service Requirement.  No Director with less than five
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(5) Years of Service shall be eligible for any Retirement Benefit, provided, however, that such Director shall nevertheless be entitled to a Change of Control Annuity under the circumstances described in Article 5. Any Director who has completed more than five (5) Years of Service shall receive a Standard Retirement Benefit consisting of monthly payments equal to one-twelfth (1/12) of the Director's annual retainer in effect at the time of such Director's Distribution Event multiplied by the applicable percentage set forth in the following table:

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                    Years of Service     Applicable
                    As a Director      Percentage
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                    Less than 5            0%
                         5                50%
                         6                60%
                         7                70%
                         8                80%
                         9                90%
                    10 or more           100%

It is recognized and acknowledged that the following named Directors have completed ten (10) or more Years of Service and are eligible for a Standard Retirement Benefit calculated using a 100% applicable percentage under the foregoing table: H. Furlong Baldwin and Harris W. Seed. It is further recognized and acknowledged that as of November 4, 1994, (i) Director Herbert Rabin has completed six (6) Years of Service.

          (c) Form and Duration of Standard Retirement Benefit.  The Standard
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Retirement Benefit shall be payable to the Director monthly (commencing with the first business day of the Plan Year following the Director's Distribution Event) for a period of (i) 180 months, or (ii) the Director's life, whichever period is shorter.

          (d) Alternate Retirement Benefit.  At the written request of the
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Director, the Board may, in its absolute discretion, approve or disapprove any
Alternate Retirement Benefit, including but not limited to a lump sum, provided, however, that such Alternate Retirement Benefit is the actuarial equivalent (as determined by the Board) of the Standard Retirement Benefit, and provided, further, that such Alternate Retirement Benefit shall be payable on or commencing with the first business day of the Plan Year following the Director's Distribution Event. Any Director requesting an Alternate Retirement Benefit shall do so at the time and in the manner prescribed by the Board.

Article 5.  CHANGE OF CONTROL ANNUITY.
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          (a) Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change of Control, each serving Director (who has not received and is not yet receiving a Retirement Benefit) and each former Director (who has received or is receiving a Retirement Benefit) shall become entitled to an irrevocable Change of Control Annuity instead of a Retirement Benefit.

          (b) In the event of a Change of Control, the Company shall purchase a Change of Control Annuity for each Director from an insurance company with a Best's rating of at least "AAA". Each Change of Control Annuity shall provide for a monthly payment equal to one-twelfth (1/12) of (i) the then current annual Director retainer fee, or (ii) the annual Director retainer fee in effect just prior to the Change of Control, whichever amount is higher. With respect to a serving Director, such monthly payment shall commence on the first business day of the month following the Director's Distribution Event and continue for a period of (i) 180 months, or (ii) the Director's life, whichever is shorter. With respect to a former Director, such monthly payment shall commence on the first business day of the month following the Change of Control and continue for a period of (i) 180 months (less the number of whole months elapsed since the first business day of the Plan Year following the Director's Distribution

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Event), or (ii) the Director's life, whichever is shorter.  Each Change of
Control Annuity shall also include a cash surrender feature entitling the recipient to redeem the contract for its present value, based on the actuarial life expectancy of the Director at the time of the Company's purchase of the Change of Control Annuity without regard to the health, medical condition or other circumstances of the Director. In addition, such Change in Control Benefit shall be actuarially adjusted, if and to the extent appropriate, to reflect any prior payment to a Director in the form of an Alternate Retirement Benefit. As an example of such actuarial adjustment, if a Director retires at a time when the annual retainer is $12,000, and the Director receives a lump sum settlement as an Alternate Retirement Benefit rather than the Standard Retirement Benefit, and subsequently a Change of Control occurs when the annual retainer is $18,000, then such Director's Change of Control Annuity shall be a monthly payment equal to $500, or $6,000 per year, which is the amount by which the retainer was increased.

          (c) If a Change of Control has occurred or appears to be imminent, the Board or the Committee shall take any steps that may be necessary to implement the provisions of this Plan, including the purchase of Change of Control Annuities in accordance with this Article 5.

Article 6.  DEATH BENEFIT.
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          (a) Death While Serving as a Director.  If a Director should die while
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serving as a Director, and such Director has not requested an Alternate
Retirement Benefit, then, the monthly amount that would have been payable to the Director as his Standard Retirement Benefit shall be paid to the Designated Beneficiary commencing with the first business day of the month following the Director's death and continuing through the month which includes the first anniversary of the Director's death.

          (b) Death After Distribution Event.  If a Director should die after
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his Distribution Event, and such Director has not requested an Alternate
Retirement Benefit, then the monthly amount that would have been payable to the Director as his Standard Retirement Benefit for the next six (6) months or, if longer, until the next anniversary of the commencement of the Director's Standard Retirement Benefit, shall be paid to the Designated Beneficiary.

          (c) Inapplicable to Alternate Retirement Benefit, Change of Control
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Annuity.  The Death Benefit shall be payable only with respect to the Standard
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Retirement Benefit.  No Death Benefit shall be payable with respect to any
Alternate Retirement Benefit or Change of Control Annuity.

          (d) Beneficiary Designation.  A Director shall make a beneficiary
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designation in writing on a form filed with the Committee and may change such beneficiary designation at any time by written notice to the Committee. If no beneficiary designation has been filed or if the Designated Beneficiary predeceased the Director, any Death Benefit hereunder shall be paid to the Director's estate.

Article 7.  HARDSHIP.
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          Upon receipt of a written request from a Director (or, if applicable, the Designated Beneficiary), the Committee, in its sole discretion, may determine that acceleration of any payments hereunder is necessary on account of a severe financial hardship to the Director or Designated Beneficiary. In such case, the Committee may accelerate payments as necessary to relieve the hardship. If the Director dies after receiving a hardship distribution, the Death

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Benefit payable pursuant to Article 6 shall be reduced by the amount of any monthly payments which were previously accelerated and which relate to the relevant period for which Death Benefits would otherwise be payable. The Board shall determine the existence of a severe financial hardship in a manner consistent with Internal Revenue Service rules and regulations pertaining to the avoidance of constructive receipt of income.

Article 8.  MISCELLANEOUS.
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          (a) No person shall be entitled to anticipate any payment hereunder by assignment, alienation, sale, pledge, encumbrance or transfer of such payments in any form or manner prior to actual or constructive receipt thereof.

          (b) Subject to the provisions of Article 5 regarding the Change of Control Annuity, the Company's obligations hereunder shall be entirely unfunded and unsecured, and upon the nonpayment of any obligation hereunder, a Director or his Designated Beneficiary shall have the right only of an unsecured creditor of the Company.

          (c) The Board, either acting directly or through the Committee, shall interpret the Plan and make all determinations necessary or desirable to implement the Plan. The determination of either the Board or the Committee shall be final and conclusive. The Board or the Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Board of Directors or the Committee.

          (d) Any payment due hereunder shall be made on the first business day of the applicable month.

          (e) Whenever the Board or Committee exercises any discretion under this Plan with respect to a Director, that Director shall not participate in the voting on such matters.

          (f) This Plan shall be subject to and governed by the laws of the Commonwealth of Virginia without regard to the conflict of laws and principles thereof.

          (g) The Board may amend or terminate this Plan at any time and for any reason, provided, however, that no such amendment or termination shall reduce or impair the rights of any Director accrued prior to such action, and provided, further, that this Plan shall not be amended or terminated following a Change of Control without the consent of a majority of the Continuing Directors.

(as amended, _________ __, 199_)

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